UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

479 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Kentucky First Federal Bancorp (the “Company”) was held on November 14, 2013. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three-year terms or until their successors are elected and qualified, by the following vote:

			BROKER
	FOR	WITHHELD	NON-VOTES
William D. Gorman, Jr.	6,811,974	45,913	877,944
William H. Johnson	6,744,383	113,505	877,944
Herman D. Regan, Jr.	6,830,750	27,138	877,944

The following individual was elected as a director of the Company, to serve for a one- year term or until his successor is elected and qualified, by the following vote:

			BROKER
	FOR	WITHHELD	NON-VOTES
W. Banks Hudson	6,736,830	121,058	877,944

2.	The appointment of Crowe Horwath, LLP as the Company’s independent certified public accountants for the fiscal year ending June 30, 2014 was ratified by the stockholders by the following vote:

			BROKER
FOR	AGAINST	ABSTENTIONS	NON-VOTES
7,719,097	8,415	8,319	-

3.	An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

			BROKER
FOR	AGAINST	ABSTENTIONS	NON-VOTES
6,617,475	129,119	111,292	877,945

4.	A vote was taken on the approval of the frequency of a shareholder vote to approve the compensation of the named executive officers.

				BROKER
1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS	NON-VOTES
6,680,232	67,903	74,014	35,737	877,945

The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: November 18, 2013	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Operating Officer